GGP REPORTS FULL YEAR 2014 RESULTS
Same Store NOI Increased 4.5%; Company EBITDA Increased 4.9%
Company FFO per Share Increased 13.7%
Announces 2015 Guidance

Chicago, Illinois, January 28, 2015 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2014.

Financial Results

For the Three Months Ended December 31, 2014
Company funds from operations (“Company FFO”) per share increased 5.1% to $0.38 per diluted share from $0.36 per diluted share in the prior year period. Company FFO increased 3.4% to $357 million from $346 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 4.1% to $572 million from $550 million in the prior year period.

Comparable net operating income (“Same Store NOI”) increased 2.4% to $596 million from $582 million in the prior year period.

Net income attributable to GGP, which is impacted primarily by depreciation expense, gain from sales, and changes in control of investment properties and a gain on extinguishment of a liability, was $289 million, or $0.30 per diluted share, as compared to net income of $77 million, or $0.07 per diluted share, in the prior year period.

For the Twelve Months Ended December 31, 2014
Company FFO per share increased 13.7% to $1.32 per diluted share from $1.16 per diluted share in the prior year period. Company FFO increased 9.4% to $1,256 million from $1,148 million in the prior year period.

Company EBITDA increased 4.9% to $2,088 million from $1,991 million in the prior year period.

Same Store NOI increased 4.5% to $2,207 million from $2,111 million in the prior year period.

Net income attributable to GGP, which is impacted primarily by depreciation expense, gains from sales, and changes in control of investment properties and a gain on extinguishment of a liability, was $666 million, or $0.69 per diluted share, as compared to net income of $303 million, or $0.31 income per diluted share, in the prior year period.

Operational Highlights

•	Same Store leased percentage was 97.2% at quarter end, an increase of 10 basis points from December 31, 2013.

•
Initial rental rates for executed leases commencing in 2014 on a suite-to-suite basis increased 18.3%, or $9.63 per square foot, to $62.26 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 2.8% to $20.5 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 1.0% to $570 per square foot on a trailing 12-month basis.

•	Tenant sales (all less anchors) increased 5.4% and tenant sales (<10,000 square feet) increased 4.8% per square foot during the fourth quarter.

Financing Activities

Property-Level Debt
During the three months ended December 31, 2014, the Company obtained $372 million ($311 million at share) of new fixed and variable rate debt at two of its existing properties with a weighted average term to maturity of 6.6 years (6.0 years at share) and a weighted average interest rate of 2.85% (2.59% at share). The transactions generated approximately $232 million ($241 million at share) of net proceeds, which includes a pay down of $18 million ($9 million at share).

During the year ended December 31, 2014, the Company obtained $2.4 billion ($1.9 billion at share) of new fixed and variable rate debt at 12 of its existing properties with a weighted average term to maturity of 8.4 years (7.8 years at share) and a weighted average interest rate of 3.58% (3.46% at share). The transactions generated approximately $1.2 billion ($935 million at share) of net proceeds. The Company also obtained a $450 million construction loan at Ala Moana Center with a weighted-average interest rate of LIBOR plus 1.90% and amended its $1.4 billion corporate loan secured by cross-collateralized mortgages on 14 properties, lowering the interest rate from LIBOR plus 2.5% to LIBOR plus 1.75%.

Investment Activities

Acquisitions, Dispositions, and Joint Venture Activity
During the three months ended December 31, 2014, the Company closed on its previously announced acquisition of a 50% interest in 530 Fifth Avenue in New York City for net equity at share of $49 million. The property comprises approximately 58,000 square feet of retail space.

The Company sold a 49% interest in Bayside Marketplace in Miami, Florida for net proceeds of $71.9 million. As a result, the Company now owns a 51% interest in a newly formed joint venture.

The Company settled its $322 million tax indemnification liability to Howard Hughes Corporation through a $138 million cash payment and the sale of its Columbia office portfolio for $130 million. The settlement resulted in a $77.2 million gain on extinguishment of a liability which is excluded from Company FFO.

The Company sold a strip center for net proceeds of $15.4 million.

During the year ended December 31, 2014, the Company acquired interests in five retail properties comprising approximately 1.3 million square feet of retail space for net equity at share of approximately $406 million and disposed of 11 properties and sold a joint venture interest in one property for net proceeds of $230.5 million.

The Company has entered into an agreement to acquire the Crown Building in New York City located at 730 Fifth Avenue for approximately $1.775 billion ($888 million at share). The Company will own a 50% interest through a joint venture. The transaction is expected to close in the second quarter of 2015.

Development
The Company has development and redevelopment activities totaling approximately $2.4 billion at share, of which projects totaling approximately $418 million have opened and $1.2 billion is under construction.

Dividends

The Company’s Board of Directors previously declared a fourth quarter common stock dividend of $0.17 per share payable on January 2, 2015, to stockholders of record on December 15, 2014, representing an increase of $0.03 per share or 21% growth over the dividend declared in fourth quarter 2013.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 2, 2015, to stockholders of record on December 15, 2014.

Guidance

Company FFO for the year ending December 31, 2015 is expected to be $1.40 to $1.46 per diluted share. Company FFO for the first quarter 2015 is expected to be $0.31 to $0.33 per diluted share. Same Store NOI growth is expected to be approximately 4.5% for the year ending December 31, 2015 and 4.0% for the first quarter 2015.
The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated FFO per diluted share and Company FFO per diluted share.

	For the year ending December 31, 2015		For the three months ending March 31, 2015
	Low End	High End	Low End	High End

Company FFO per diluted share	$1.40	$1.46	$0.31	$0.33
Adjustments (1)	(0.05)	(0.05)	(0.01)	(0.01)
FFO	1.35	1.41	0.30	0.32
Depreciation, including share of joint ventures	(0.84)	(0.84)	(0.21)	(0.21)
Net income attributable to common stockholders	0.51	0.57	0.09	0.11
Preferred stock dividends	0.02	0.02	0.00	0.00
Net income attributable to GGP	$0.53	$0.59	$0.09	$0.11

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses, or the impact on operating results from other possible future property acquisitions or dispositions. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call

On Thursday, January 29, 2015, the Company will host a conference call at 8:00 a.m. CST (9:00 a.m. EST). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 50945427.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:
Kevin Berry
VP Investor Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions

Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of the Company’s properties. Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.  The Company presents Company NOI and Company FFO (as defined below), as management of the Company believes certain investors and other users of the Company’s financial information use them as measures of the Company’s historical operating performance.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”).  The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO.  None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Revenues:
Minimum rents	$413,147	$405,625	$1,583,695	$1,553,941
Tenant recoveries	186,815	183,024	739,411	716,932
Overage rents	27,126	28,610	51,611	55,998
Management fees and other corporate revenues	19,128	18,218	70,887	68,792
Other	26,806	35,188	89,955	90,354
Total revenues	673,022	670,665	2,535,559	2,486,017
Expenses:
Real estate taxes	55,306	63,227	227,992	239,807
Property maintenance costs	17,944	18,560	66,897	69,411
Marketing	8,346	8,171	23,455	26,232
Other property operating costs	82,356	82,332	334,819	342,815
Provision for doubtful accounts	2,844	635	8,055	3,920
Property management and other costs	35,702	41,378	155,093	164,457
General and administrative	11,441	14,658	64,051	49,237
Provisions for impairment	5,278	—	5,278	—
Depreciation and amortization	179,478	188,860	708,406	749,722
Total expenses	398,695	417,821	1,594,046	1,645,601
Operating income	274,327	252,844	941,513	840,416
Interest and dividend income	8,812	6,423	28,613	7,699
Interest expense	(171,012)	(173,595)	(699,285)	(723,152)
Loss on Foreign Currency	(11,031)	(7,312)	(18,048)	(7,312)
Warrant liability adjustment	—	—	—	(40,546)
Gain from change in control of investment properties	91,193	—	91,193	219,784
Loss on extinguishment of debt	—	—	—	(36,479)
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, noncontrolling interests and preferred stock dividends	192,289	78,360	343,986	260,410
(Provision for) benefit from income taxes	(4,417)	891	(7,253)	(345)
Equity in income of Unconsolidated Real Estate Affiliates	27,410	26,943	61,278	68,756
Income from continuing operations	215,282	106,194	398,011	328,821
Discontinued operations:
Income (loss) from discontinued operations, including gains (losses) on dispositions	1,021	(25,033)	137,989	(37,516)
Gain on extinguishment of liability	77,215	—	77,215	—
Gain on extinguishment of debt	—	—	66,679	25,894
Discontinued operations, net	78,236	(25,033)	281,883	(11,622)
Net income	293,518	81,161	679,894	317,199
Allocation to noncontrolling interests	(4,036)	(3,964)	(14,044)	(14,671)
Net income attributable to GGP	289,482	77,197	665,850	302,528
Preferred stock dividends	(3,984)	(3,984)	(15,936)	(14,078)
Net income attributable to common stockholders	$285,498	$73,213	$649,914	$288,450
Basic Income Per Share:
Continuing operations	$0.23	$0.11	$0.42	$0.32
Discontinued operations	0.09	(0.03)	0.32	(0.01)
Total basic income per share	$0.32	$0.08	$0.74	$0.31
Diluted Income Per Share:
Continuing operations	$0.22	$0.10	$0.39	$0.32
Discontinued operations	0.08	(0.03)	0.30	(0.01)
Total diluted income per share	$0.30	$0.07	$0.69	$0.31

FINANCIAL OVERVIEW

Consolidated Balance Sheets (In thousands)

	December 31, 2014	December 31, 2013
Assets:
Investment in real estate:
Land	$4,244,607	$4,320,597
Buildings and equipment	18,028,844	18,270,748
Less accumulated depreciation	(2,280,845)	(1,884,861)
Construction in progress	703,859	406,930
Net property and equipment	20,696,465	21,113,414
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,604,762	2,407,698
Net investment in real estate	23,301,227	23,521,112
Cash and cash equivalents	372,471	577,271
Accounts and notes receivable, net	663,768	478,899
Deferred expenses, net	184,491	189,452
Prepaid expenses and other assets	813,777	995,569
Total assets	$25,335,734	$25,762,303
Liabilities:
Mortgages, notes and loans payable	$15,998,289	$15,672,437
Investment in and loans to/from Unconsolidated Real Estate Affiliates	35,598	17,405
Accounts payable and accrued expenses	934,897	970,995
Dividend payable	154,694	134,476
Deferred tax liabilities	21,240	24,667
Tax indemnification liability	—	321,958
Junior Subordinated Notes	206,200	206,200
Total liabilities	17,350,918	17,348,138
Redeemable noncontrolling interests:
Preferred	164,031	131,881
Common	135,265	97,021
Total redeemable noncontrolling interests	299,296	228,902
Equity:
Preferred stock	242,042	242,042
Stockholder's Equity	7,363,877	7,861,079
Noncontrolling interests in consolidated real estate affiliates	79,601	82,142
Total equity	7,685,520	8,185,263
Total liabilities, redeemable noncontrolling interests and equity	$25,335,734	$25,762,303

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Three Months Ended December 31, 2014 and 2013
(In thousands)

	Three Months Ended December 31, 2014						Three Months Ended December 31, 2013
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$413,147	$(4,267)	$106,464	$515,344	$3,163	$518,507	$405,625	$(3,463)	$97,145	$499,307	$5,702	$505,009
Tenant recoveries	186,815	(1,728)	43,898	228,985	—	228,985	183,024	(1,254)	40,595	222,365	—	222,365
Overage rents	27,126	(309)	7,484	34,301	—	34,301	28,610	(241)	8,369	36,738	—	36,738
Other revenue	26,806	(323)	5,984	32,467	—	32,467	35,189	(148)	5,253	40,294	—	40,294
Total property revenues	653,894	(6,627)	163,830	811,097	3,163	814,260	652,448	(5,106)	151,362	798,704	5,702	804,406
Property operating expenses:
Real estate taxes	55,306	(864)	14,019	68,461	(1,490)	66,971	63,227	(531)	12,768	75,464	(1,578)	73,886
Property maintenance costs	17,944	(139)	5,246	23,051	—	23,051	18,560	(128)	5,052	23,484	—	23,484
Marketing	8,346	(72)	2,439	10,713	—	10,713	8,171	(91)	2,782	10,862	—	10,862
Other property operating costs	82,356	(763)	21,541	103,134	(1,267)	101,867	82,332	(425)	20,246	102,153	(1,344)	100,809
Provision for doubtful accounts	2,844	2	380	3,226	—	3,226	635	7	(196)	446	—	446
Total property operating expenses	166,796	(1,836)	43,625	208,585	(2,757)	205,828	172,925	(1,168)	40,652	212,409	(2,922)	209,487
NOI	$487,098	$(4,791)	$120,205	$602,512	$5,920	$608,432	$479,523	$(3,938)	$110,710	$586,295	$8,624	$594,919
Management fees and other corporate revenues	19,128	—	—	19,128	—	19,128	18,218	—	—	18,218	—	18,218
Property management and other costs	(35,702)	180	(7,800)	(43,322)	—	(43,322)	(41,378)	172	(7,020)	(48,226)	—	(48,226)
General and administrative	(11,441)	—	(501)	(11,942)	—	(11,942)	(14,658)	—	(242)	(14,900)	—	(14,900)
EBITDA	$459,083	$(4,611)	$111,904	$566,376	$5,920	$572,296	$441,705	$(3,766)	$103,448	$541,387	$8,624	$550,011
Depreciation on non-income producing assets	(2,751)	—	—	(2,751)	—	(2,751)	(3,192)	—	—	(3,192)	—	(3,192)
Interest and dividend income	8,812	386	587	9,785	(205)	9,580	6,423	—	184	6,607	—	6,607
Preferred unit distributions	(2,268)	—	—	(2,268)	—	(2,268)	(2,280)	—	—	(2,280)	—	(2,280)
Preferred stock dividends	(3,984)	—	—	(3,984)	—	(3,984)	(3,984)	—	—	(3,984)	—	(3,984)
Interest expense:
Mark-to-market adjustments on debt	(410)	(100)	386	(124)	124	—	(1,025)	(95)	365	(755)	755	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	(274)	—	(3,924)	(4,198)	4,198	—
Interest on existing debt	(170,602)	1,479	(41,640)	(210,763)	—	(210,763)	(172,296)	1,111	(35,782)	(206,967)	—	(206,967)
Loss on foreign currency	(11,031)	—	—	(11,031)	11,031	—	(7,312)	—	—	(7,312)	7,312	—
(Provision for) benefit from income taxes	(4,417)	20	(339)	(4,736)	(2,186)	(6,922)	891	19	8	918	(2,892)	(1,974)
FFO from discontinued operations	79,227	—	127	79,354	(77,115)	2,239	5,460	—	257	5,717	1,727	7,444
	351,659	(2,826)	71,025	419,858	(62,431)	357,427	264,116	(2,731)	64,556	325,941	19,724	345,665
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	68,199	2,826	(71,025)	—	—	—	61,825	2,731	(64,556)	—	—	—
FFO	$419,858	$—	$—	$419,858	$(62,431)	$357,427	$325,941	$—	$—	$325,941	$19,724	$345,665

Company FFO per diluted share						$0.38						$0.36

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Twelve Months Ended December 31, 2014 and 2013
(In thousands)

	Twelve Months Ended December 31, 2014						Twelve Months Ended December 31, 2013
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$1,583,695	$(16,609)	$391,255	$1,958,341	$25,504	$1,983,845	$1,553,941	$(14,143)	$361,997	$1,901,795	$27,914	$1,929,709
Tenant recoveries	739,411	(6,743)	172,255	904,923	—	904,923	716,932	(4,841)	159,220	871,311	—	871,311
Overage rents	51,611	(528)	14,897	65,980	—	65,980	55,998	(486)	15,829	71,341	—	71,341
Other revenue	89,999	(1,146)	16,036	104,889	—	104,889	90,353	(442)	15,958	105,869	—	105,869
Total property revenues	2,464,716	(25,026)	594,443	3,034,133	25,504	3,059,637	2,417,224	(19,912)	553,004	2,950,316	27,914	2,978,230
Property operating expenses:
Real estate taxes	227,992	(2,853)	54,130	279,269	(5,958)	273,311	239,807	(2,126)	51,450	289,131	(6,312)	282,819
Property maintenance costs	66,897	(448)	18,886	85,335	—	85,335	69,411	(406)	16,890	85,895	—	85,895
Marketing	23,455	(229)	7,159	30,385	—	30,385	26,232	(263)	7,840	33,809	—	33,809
Other property operating costs	334,819	(3,026)	84,096	415,889	(5,162)	410,727	342,815	(2,068)	78,695	419,442	(10,108)	409,334
Provision for doubtful accounts	8,055	(58)	1,373	9,370	—	9,370	3,920	(29)	645	4,536	—	4,536
Total property operating expenses	661,218	(6,614)	165,644	820,248	(11,120)	809,128	682,185	(4,892)	155,520	832,813	(16,420)	816,393
NOI	$1,803,498	$(18,412)	$428,799	$2,213,885	$36,624	$2,250,509	$1,735,039	$(15,020)	$397,484	$2,117,503	$44,334	$2,161,837
Management fees and other corporate revenues	70,887	—	—	70,887	—	70,887	68,792	—	—	68,792	—	68,792
Property management and other costs	(155,093)	670	(28,477)	(182,900)	—	(182,900)	(164,457)	638	(25,895)	(189,714)	—	(189,714)
General and administrative	(64,051)	2	(4,389)	(68,438)	17,854	(50,584)	(49,237)	—	(991)	(50,228)	—	(50,228)
EBITDA	$1,655,241	$(17,740)	$395,933	$2,033,434	$54,478	$2,087,912	$1,590,137	$(14,382)	$370,598	$1,946,353	$44,334	$1,990,687
Depreciation on non-income producing assets	(11,806)	—	—	(11,806)	—	(11,806)	(12,232)	—	—	(12,232)	—	(12,232)
Interest and dividend income	28,613	1,546	2,155	32,314	(484)	31,830	7,699	(1)	533	8,231	—	8,231
Preferred unit distributions	(8,965)	—	—	(8,965)	—	(8,965)	(9,287)	—	—	(9,287)	—	(9,287)
Preferred stock dividends	(15,936)	—	—	(15,936)	—	(15,936)	(14,078)	—	—	(14,078)	—	(14,078)
Interest expense:
Default interest	—	—	—	—	—	—	(1,306)	—	—	(1,306)	1,306	—
Mark-to-market adjustments on debt	(3,014)	(391)	1,512	(1,893)	1,893	—	(9,329)	(373)	(583)	(10,285)	10,285	—
Write-off of mark-to-market adjustments on extinguished debt	(9,831)	—	—	(9,831)	9,831	—	6,801	—	(3,513)	3,288	(3,288)	—
Interest on existing debt	(686,440)	5,982	(152,794)	(833,252)	—	(833,252)	(719,318)	4,478	(138,545)	(853,385)	—	(853,385)
Loss on foreign currency	(18,048)	—	—	(18,048)	18,048	—	(7,312)	—	—	(7,312)	7,312	—
Warrant liability adjustment	—	—	—	—	—	—	(40,546)	—	—	(40,546)	40,546	—
Loss on extinguishment of debt	—	—	—	—	—	—	(36,479)	—	—	(36,479)	36,479	—
(Provision for) benefit from income taxes	(7,253)	74	(633)	(7,812)	(4,961)	(12,773)	(345)	72	(202)	(475)	(2,892)	(3,367)
FFO from discontinued operations	161,126	—	865	161,991	(143,350)	18,641	43,658	—	14,707	58,365	(16,701)	41,664
	1,083,687	(10,529)	247,038	1,320,196	(64,545)	1,255,651	798,063	(10,206)	242,995	1,030,852	117,381	1,148,233
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	236,509	10,529	(247,038)	—	—	—	232,789	10,206	(242,995)	—	—	—
FFO	$1,320,196	$—	$—	$1,320,196	$(64,545)	$1,255,651	$1,030,852	$—	$—	$1,030,852	$117,381	$1,148,233

Company FFO per diluted share						$1.32						$1.16

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$608,432	$594,918	$2,250,509	$2,161,837
Adjustments for minimum rents, real estate taxes and other property operating costs	(5,920)	(8,624)	(36,624)	(44,334)
Proportionate NOI	602,512	586,294	2,213,885	2,117,503
Unconsolidated Properties	(120,205)	(110,710)	(428,799)	(397,484)
Consolidated Properties	482,307	475,584	1,785,086	1,720,019
Management fees and other corporate revenues	19,128	18,218	70,887	68,792
Property management and other costs	(35,702)	(41,378)	(155,093)	(164,457)
General and administrative	(11,441)	(14,658)	(64,051)	(49,237)
Provisions for impairment	(5,278)	—	(5,278)	—
Depreciation and amortization	(179,478)	(188,860)	(708,406)	(749,722)
Loss on sales of investment properties	—	—	(44)	—
Noncontrolling interest in operating income of Consolidated Properties and other	4,791	3,937	18,412	15,021
Operating income	$274,327	$252,843	$941,513	$840,416

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$572,296	$550,010	$2,087,912	$1,990,687
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(5,920)	(8,624)	(54,478)	(44,334)
Proportionate EBITDA	566,376	541,386	2,033,434	1,946,353
Unconsolidated Properties	(111,904)	(103,448)	(395,933)	(370,598)
Consolidated Properties	454,472	437,938	1,637,501	1,575,755
Depreciation and amortization	(179,478)	(188,860)	(708,406)	(749,722)
Noncontrolling interest in NOI of Consolidated Properties and other	4,791	3,937	18,412	15,021
Interest income	8,812	6,423	28,613	7,699
Interest expense	(171,012)	(173,595)	(699,285)	(723,152)
Loss on foreign currency	(11,031)	(7,312)	(18,048)	(7,312)
Warrant liability adjustment	—	—	—	(40,546)
(Provision for) benefit from income taxes	(4,417)	891	(7,253)	(345)
Provision for impairment excluded from FFO	(5,278)	—	(5,278)	—
Equity in income of Unconsolidated Real Estate Affiliates	27,410	26,943	61,278	68,756
Discontinued operations	78,236	(25,033)	281,883	(11,622)
Gains from changes in control of investment properties	91,193	—	91,193	219,784
Loss on extinguishment of debt	—	—	—	(36,479)
Loss on sales of investment properties	—	—	(44)	—
Allocation to noncontrolling interests	(4,216)	(4,136)	(14,716)	(15,309)
Net income attributable to GGP	$289,482	$77,196	$665,850	$302,528

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$357,427	$345,664	$1,255,651	$1,148,233
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	62,431	(19,724)	64,545	(117,381)
Proportionate FFO	419,858	325,940	1,320,196	1,030,852
Depreciation and amortization of capitalized real estate costs	(229,982)	(232,408)	(893,418)	(915,282)
Gain from change in control of investment properties	91,193	—	91,193	219,784
Preferred stock dividends	3,984	3,984	15,936	14,078
Gains on sales of investment properties	10,368	9,216	141,687	9,026
Noncontrolling interests in depreciation of Consolidated Properties	2,246	1,788	8,731	7,151
Provision for impairment excluded from FFO	(5,278)	—	(5,278)	—
Provision for impairment excluded from FFO of discontinued operations	—	(25,961)	—	(30,935)
Redeemable noncontrolling interests	(1,179)	(726)	(3,228)	(2,289)
Depreciation and amortization of discontinued operations	(1,728)	(4,637)	(9,969)	(29,857)
Net income attributable to GGP	$289,482	$77,196	$665,850	$302,528

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$120,205	$110,710	$428,799	$397,484
Net property management fees and costs	(7,800)	(7,020)	(28,477)	(25,895)
General and administrative and provisions for impairment	(501)	(242)	(4,389)	(991)
EBITDA	111,904	103,448	395,933	370,598
Net interest expense	(40,667)	(39,157)	(149,127)	(142,108)
Provision for income taxes	(339)	8	(633)	(202)
FFO of discontinued Unconsolidated Properties	127	257	865	14,707
FFO of Unconsolidated Properties	71,025	64,556	247,038	242,995
Depreciation and amortization of capitalized real estate costs	(53,334)	(46,817)	(197,129)	(184,115)
Other, including gain on sales of investment properties	9,719	9,204	11,369	9,876
Equity in income of Unconsolidated Real Estate Affiliates	$27,410	$26,943	$61,278	$68,756